SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DE 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report) August 23, 2004.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)

610-668-4700

(Issuer’s telephone number, including area code)

N/A

(Former Name or Former Address, if Change Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2004, Royal Bancshares of Pennsylvania, Inc. entered into employment agreements with certain of its officers, with principle terms as follows:

     Joseph P. Campbell, President and Chief Executive Officer; a term of thirty-six (36) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

     James J. McSwiggan, Executive Vice President; a term of thirty-six (36) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

     Robert R. Tabas, Senior Vice President; a term of twenty-four (24) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

     Murray Stempel, Senior Vice President; a term of twenty-four (24) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

     John Decker, Senior Vice President; a term of twenty-four (24) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

     Edward Shinn, President of Royal Asian Bank; a term of twenty-four (24) full calendar months with an “Evergreen Provision” and includes a “Change of Control Clause” and a “Non Compete Covenant”.

Other terms of these agreements are standard terms for executive employment agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSLYVANIA, INC

Dated: August 23, 2004	/s/ Jeffrey T. Hanuscin

Jeffrey T. Hanuscin
Chief Financial Officer.